Exhibit 10.36


                MASTER SOFTWARE LICENSE AND DEVELOPMENT AGREEMENT
                -------------------------------------------------

THIS AGREEMENT (the "Agreement"), dated as of April 11, 2006, is entered into by and between NS8 Corporation, a Delaware corporation with its offices at 1420 Fifth Avenue, 22nd Floor, Seattle, Washington 98101 or its assignee ("NS8"), and True Digital Entertainment Company Limited ("Licensee"), whose registered office is at No. 1 Fortune Town Bldg. (25th Floor), Ratchadaphisek Rd., Din Daeng, Bangkok 10400, Thailand. Each party hereto is also individually referred to as "Party" and together referred to as the "Parties".

RECITALS

A. Licensee is aggregating certain music content rights in relation to online music distribution ("Licensee Content") as a result of various license agreements entered or to be entered into between Licensee and Content Owners.

B. Licensee is in the business of online and digital content services to end-consumers by means of its Services (as defined). Licensee requires a Music Manager (as defined) that will include a DRM reporting feature for its online music service platform. A prototype of NS8's design for the Music Manager is presented in Schedule D.

C. NS8 and Licensee agree to enter into a business arrangement whereby NS8 will provide Licensee with certain software development services as described herein for the purpose of creating a client installed music content download manager and player for online music content services ("Music Manager").

In consideration of the premises and the respective covenants contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereby agree as follows:

1.     DEFINITIONS

All capitalized terms used herein and not otherwise defined in this Agreement shall have the meanings set forth below.

       1.1 "Affiliate" shall mean, with respect to any person, any other person directly or indirectly controlling, controlled by, or under common control with, such person and "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, by contract or otherwise. "Affiliated" shall have a correlative meaning.

       1.2 "Business Day" shall mean any day other than (i) a Saturday or Sunday or (ii) any day on which banks in the Territory or the State of California are closed or authorized to be closed.

       1.3 "Downloading" shall mean the transmission of a program from a remote source which is intended for storage by and for listening subsequent to the time of its transmission to the downloading party (although such listening may also take place while downloading occurs).

       1.4 "Downloading Period" shall mean a period commencing at the time that a Subscriber first begins downloading Licensee Content and ending on the end of the Subscription Period of such Licensee Content.

       1.5 "NS8 Revenue Share" shall mean NS8's share of Revenue as specified in Schedule A.

       1.6 "Permitted Assignment" shall mean an assignment and transfer of part or whole of the rights and/or obligations under this Agreement with the prior written consent of the other Party or an assignment and transfer of part or whole of the rights and/or obligations under this Agreement to any Affiliate of a Party by notifying the other Party in writing in advance of such assignment.

       1.7 "Service" shall mean the Licensee's branded transmission service(s) described in this Agreement or its Schedules through which Licensee transmits Licensee Content either (a) to a personal computer securely, (b) to a portable or stationary (MP3) player computer securely, (c) to a mobile (music) phone, or
(d) to a device (whether now known or hereafter developed) which is capable of receiving Licensee Content.

       1.8 "Service Commencement Date" shall mean the date specified in Schedule A.

       1.9 "Software" shall mean NS8 software described in this Agreement or the Schedules hereto whether any such software is provided to or developed for Licensee.

       1.10 "Subscriber" shall mean a person in the Territory who has undergone a specific registration process who is authorized to receive Licensee Content as part of the Licensee's Service.

       1.11  "Subscriber   Transaction"   shall  mean  any  instance  whereby  a
Subscriber orders or is provided any Licensee Content for a single Downloading Period as part of the Service.

       1.12 "Subscription Period" shall mean the period that a Subscriber is permitted to receive Licensee Content as part of the Licensee's Service as specified in Schedule C.

       1.13 "Term" shall mean the period commencing on the date of this Agreement and ending on the date specified in Schedule A.

       1.14 "Territory" shall mean the territory specified in Schedule A.



2.       INCORPORATION OF SCHEDULES

       2.1 Incorporation of Schedules. The Schedules "A", "B", "C" and "D" attached to this Agreement shall for all purposes be incorporated into this Agreement and form a part hereof by this reference. Should there be any contradiction between any term of this Agreement and a provision of any Schedule then the terms of this Agreement shall supercede the conflicting term of the Schedule.



3.   CUSTOM DEVELOPMENT AND TECHNICAL SUPPORT

       3.1 Development and Technical Support. NS8 will provide custom development and technical support to develop the Music Manager and Licensee will pay NS8 for those custom development and support costs as described in Schedule "B" of this Agreement ("Custom Development").

       3.2 NS8 Engines. NS8 will use certain elements of its proprietary code architecture and transaction engines ("NS8 Engines") as part of the Custom Development and it hereby agrees to license the use of those NS8 Engines to Licensee for the Term of this Agreement for the purposes contemplated by this Agreement in order to customize and expedite the development of the Music Manager. In addition to licensing and providing its NS8 Engines to Licensee, NS8 will custom develop the Music Manager specifically to the feature and function requirements provided by Licensee as described in Schedule "C" of this Agreement.

       3.3 NS8 Annual Technical Support. NS8 will, at the request of Licensee, provide its architects or engineers for onsite technical or upgrade installation support at Licensee's facilities for the Music Manager and Licensee will pay NS8 for its fees, travel and accommodation costs for providing such technical support costs as described in Schedule "B" of this Agreement.

       3.4 Custom Modifications After First Release. NS8 will provide Licensee with: (i) upgrades for the Music Manager as may be necessary, (ii) remote engineering and version support for the Music Manager; and (iii) continuous licensed component feature upgrades or continuous component maintenance as may be necessary. Licensee will pay NS8 for its fees, travel and accommodation costs for providing such technical support costs as described in Schedule "B" of this Agreement.

       3.5 Payment Frequency for Music Manager Development For First Release. Licensee will pay NS8 for the first release of the Music Manager based on the Specifications set forth in Schedule "C" of this Agreement in the amount and at the times set out in Schedule "A" hereto.



4.   GRANT OF RIGHTS

       4.1 Grant of NS8 Engine License Rights. The term of the license for the use of the NS8 Engines by Licensee will be for three (3) years from the time of commercial launch of the Music Manager, including its specific DRM reporting features, at the Licensee's facilities. Licensee agrees that it will not have access to source code of the NS8 Engines or Music Manager and any modification to the Music Manager within its core features may only be made by qualified NS8 architects and engineers.

       4.2 Grant of Content License Rights and Exclusivity. NS8 shall grant Licensee and its Affiliates exclusive rights to use the NS8 Engines and the Music Manager within Thailand for one (1) year commencing on the date of commercial launch.

       4.3 Intentionally Omitted.

       4.4 Renewal of License Term. Provided Licensee is not in default under the terms of this Agreement, Licensee may exercise a renewal of the Term of this Agreement and the License granted by NS8 to Licensee herein by delivering written notice to NS8 no later than 90 days before the end of the three (3) year License Term. Upon Licensee delivering to NS8 its notice of its intention to exercise the renewal of the License, the License herein granted shall be deemed renewed for an additional period of three (3) years upon the same pricing terms described in the Schedules attached hereto. However, certain development costs may vary in the event Licensee requires additional development work or modifications after the initial License Term of three (3) years. Such additional development costs will be mutually determined in good faith by both Parties at such time.



5.     WARRANTY

       5.1 Warranty. NS8 warrants to Licensee that for a period of 12 months commencing on the date that Licensee commences the commercial launch of the Licensee's Service utilizing the Music Manager, as mutually determined by the Parties, the Software which is furnished to Licensee by NS8 will be free of defects in materials and workmanship under normal use for its intended purpose.

       5.2. Disclaimer of Warranty. UNLESS SPECIFIED IN THIS AGREEMENT, ALL EXPRESS OR IMPLIED CONDITIONS, REPRESENTATIONS AND WARRANTIES, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT ARE DISCLAIMED, EXCEPT TO THE EXTENT THAT THESE DISCLAIMERS ARE HELD TO BE LEGALLY INVALID.

       5.3 Limitation of Liability. TO THE EXTENT NOT PROHIBITED BY LAW, IN NO EVENT WILL EITHER PARTY OR ITS LICENSORS BE LIABLE FOR ANY LOST REVENUE, PROFIT OR DATA, OR FOR SPECIAL, INDIRECT, CONSEQUENTIAL, INCIDENTAL OR PUNITIVE DAMAGES, HOWEVER CAUSED REGARDLESS OF THE THEORY OF LIABILITY, ARISING OUT OF OR RELATED TO THE USE OF OR INABILITY TO USE SOFTWARE, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. In no event will NS8's liability to you, whether in contract, tort (including negligence), or otherwise, exceed the amount paid by you for Software under this Agreement. The foregoing limitations will apply even if the above stated warranty fails of its essential purpose. Some states do not allow the exclusion of incidental or consequential damages, so some of the terms above may not be applicable to you.


6.     FINANCIAL ARRANGEMENTS

       6.1 Payment of Revenue Share. Licensee shall pay the NS8 Revenue Share (exclusive of value added tax) to NS8 on a quarterly basis in the manner calculated and at the rate described in Schedule A. The NS8 Revenue Share will be paid by Licensee to NS8 within thirty (30) days after the last day of each January, April, July and October in each year of the Term of this Agreement and the License herein granted to Licensee. Payments will be accompanied by a report stating the number of Subscriber Transactions during the relevant quarter, and the calculation of the NS8 Revenue Share for the relevant payment period.

       6.2 NS8 Bank Details. Unless and until Licensee is otherwise notified by NS8, all payments hereunder shall be paid by wire transfer in United States Dollars (converted at the Exchange Rate in effect on the payment due date according to the rate announced by the Bank of Thailand) to NS8 at the bank account specified in Schedule A hereto.

       6.3 Late Payments. Any payment not made within fifteen (15) business days from the date that it is due under this Agreement and such late payment is not attributable to NS8 shall accrue interest from the date such amount is due until payment is received in full at the rate of 7.5 % per annum of the defaulting amount.

       6.4 Taxes. Licensee shall pay the NS8 Revenue Share under Section 6.1, as well as all charges from the development of the Software, to NS8 after deducting applicable withholding tax that is properly chargeable to NS8 under applicable governing law. NS8 shall pay its share of corporate income tax arising out of the transactions contemplated by this Agreement that NS8 is legally responsible to pay under the applicable law governing corporate income tax. Licensee shall be responsible to pay for the stamp duty and its own corporate income tax arising out of this Agreement.

       6.5 Currency Regulation. To the extent any sums due to NS8 hereunder cannot be sent to NS8 because of currency restrictions or any other governmental regulation or restriction, NS8 may elect, in its sole and absolute discretion, to have all such sums due to NS8 hereunder deposited by Licensee in an interest bearing account in the name of NS8 or its designee at a bank designated by NS8 where payment is permitted, which deposit shall be in satisfaction of Licensee's payment obligations hereunder. Licensee shall document all deposits made to such account and the dates thereof.

       6.6  e-Procurement.   NS8  agrees  to  follow  a  process  of  electronic
procurement (e-procurement) instructed by Licensee without any additional charge to Licensee.




7.     TECHNICAL AND OTHER SERVICES

       7.1 Time of Delivery. NS8 guarantees a delivery time to Licensee of May 4, 2006, provided that all signed and authorized specifications provided to NS8 by Licensee ("Specifications") are complete and that no additional feature or function requirements that modify the Specifications are provided by Licensee to NS8 during the development process. Licensee agrees that if the Licensee provides any addition or modification to the Specifications to NS8, other than those provided as described in Schedule "C" of this Agreement, then such guaranteed delivery time and the cost of any such development by NS8, as might be necessary, may be adjusted accordingly by mutual agreement of both Parties.

       7.2 Delivery Guarantee & Special Conditions. NS8 guarantees delivery of the Music Manager that will comply with the Specifications attached as Schedule "C". Additional Licensee specification requests or modifications during development might alter delivery time and costs. Any additions or modifications to Schedule "C" by the Licensee will require the Licensee's signature approval. Guaranteed delivery time will be certified once a final specifications meeting between Licensee and NS8 are complete and finalized for development. NS8 will reduce its final custom development fee by 10% per week (prorated at 0.143% for each day) in the event the Music Manager is delayed from development completion as a result of the direct fault of NS8.


       7.3 NS8 Access. Licensee shall provide NS8's developers with full onsite cooperation, staff supervised access or remote network access as might be necessary with respect to Licensee's database servers, engineering files or servers, design files or any other hardware or software in order to assure installation and integration efficiency with respect to the development of the Music Manager.


       7.4 Separate Agreement Required. This Agreement does not cover any technical or other services that may be provided by NS8 to Licensee other than those specifically contemplated in this Agreement. In the event that Licensee desires NS8 to provide any such additional services, then any provision of such additional services would be subject to a separate agreement to be negotiated between the Parties.

       7.5 Travel & Accommodation Costs. Licensee will provide for the payment of reasonable travel and accommodation costs for NS8 integration developers and engineers, including adequate office space and online connectivity within the Licensee's facilities, if necessary. All travel and accommodation expenses will be mutually determined and agreed to by both parties in advance of any expenditure being incurred.

       7.4 Quality of Service Warranty. NS8 will use its best efforts to cure, as described below, reported and reproducible errors in the Software so that the Software performs in all material respects the functions described in the Specifications. NS8 recognizes four severity levels of Software errors or issues:

       Severity 1 - High Business Impact. Licensee's use of the Software is stopped or so severely impacted that the Licensee cannot reasonably continue work. NS8 will begin work on the Software error within two hours of notification, and will engage development staff until an acceptable workaround is achieved. NS8 will provide a workaround or remedy the error or issue within four hours of notification. After the workaround is achieved, NS8 will continue working diligently to achieve a permanent resolution of the error or issue.

       Severity 2 - Significant Business Impact. Important Software features are unavailable with no acceptable workaround. Licensee's use of the Software is continuing, but there is a serious impact on the Licensee's productivity and/or service levels. NS8 will begin work on the Software error within four hours of notification, and will engage development staff until an acceptable workaround is achieved. NS8 will provide a workaround or remedy the error or issue within twenty-four hours of notification. After the workaround is achieved, NS8 will continue working diligently to achieve a permanent resolution of the error or issue.

       Severity 3 - Some Business Impact. Important Software features are unavailable but a workaround is available, or less significant Software features are unavailable with no reasonable workaround. Licensee's use of the Software is continuing with minor loss of functionality. NS8 will provide an initial response to requests for information or documentation clarification within twenty-four (24) hours of notification, and will consider a workaround, if appropriate, or enhancements for inclusion in a subsequent upgrade of the Software.

       Severity 4 - Minimal Business Impact. Licensee requests information or documentation clarification regarding the Software, but there is no impact on the operation of the Software. NS8 will provide an initial response regarding the requested information or documentation clarification within forty-eight (48) hours of notification.

8.     PHYSICAL MATERIALS

       8.1 Delivery of Documentation. NS8 shall at its expense deliver to Licensee at least ten (10) days prior to the date of the commencement of the commercial launch of Music Manager a copy of any supporting documents, information or other material (the "Documentation") relating to the Software and the Music Manager that is, in the opinion of NS8, necessary to allow Licensee to successfully operate the Software and the Music Manager. 8.2 Title Over Documentation & Software. Each copy of any Software or Documentation provided to Licensee under this License is the property of NS8, subject only to the limited right of use expressly permitted herein, and Licensee shall not permit any lien, charge, pledge, mortgage or encumbrance to attach thereto. 8.3 No Modifications. Licensee shall not make, or authorize any others to make, any modifications, deletions, alterations or additions in or to any NS8 Software or program without the prior written consent of NS8. Without limiting the foregoing, Licensee shall not delete the copyright notice of any NS8 Software or program or from any other materials supplied by NS8 hereunder.


9      PROTECTION & SECURITY

       9.1 General. Licensee shall put in place fully secure and effective, stringent and robust security systems and technologies to prevent theft, pirating and unauthorized copying or duplication of any Software or Documentation or program and such security systems, procedures and technologies shall be no less stringent or robust than those which Licensee employs with respect to software from other sources or providers. 9.2 No Other Use Permitted. Licensee shall not use or authorize any use of any Software provided by NS8 for any purpose other than as is expressly permitted herein.

       9.3 Insurance. NS8 shall take out and, until all of its obligations under this Agreement have been performed or otherwise discharged, maintain insurance as set forth below

       (a)    workers'  compensation,   as  required  by  applicable  laws,  and
              employer's liability for all employees performing work under this Agreement; and

       (b) commercial general liability of not less than One Million US Dollars (US$1,000,000) per occurrence, for both bodily injury and property damage.

       9.3.1 The terms of all such insurance and the identity of the insurers shall be subject to the approval of Licensee (not to be unreasonably withheld) and shall (a) provide that cancellation, non-renewal or material modification shall not be effective without thirty (30) days prior written notice to Licensee, (b) be primary, and not contributing, with any insurance maintained by Licensee, and (c) not have a deductible greater than One Thousand US Dollars (US$1,000) per loss. NS8 shall provide to Licensee all certificates of insurance and, upon request by Licensee, copies of all insurance policies.

       9.3.2 NS8 shall comply with all terms and conditions of the policies that it is required to maintain under this Agreement and with all requirements of insurers in connection with the settlement of claims, the recovery of losses and the prevention of accidents. NS8 shall bear the cost of all excesses, deductibles, exclusions or limitations applying under such insurance.

       9.3.3 If NS8 fails to maintain the insurance required, then Licensee may procure and maintain any such insurance, pay the requisite premiums and deduct the amount paid from any monies due NS8, or recover the same as a debt from NS8 or forfeit any surety.

       9.4 Source Code Escrow. NS8 shall place, commencing as of the date of acceptance of the Software, the source code and Documentation (together with updates to either as and when issued) for the Software with an independent third party escrow holder, and name Licensee as a beneficiary of said escrow. All of the matter held in escrow shall be released to Licensee on conditions that include, but are not necessarily limited to, NS8 becoming bankrupt or insolvent, NS8 ceasing to do business in the ordinary course and the failure of NS8 to meet its obligations with respect to the Software, including a breach of its support and maintenance services obligations. The fees and charges of maintaining Licensee as a beneficiary of the escrow shall be borne by Licensee. No license fee is payable to NS8 for the source code deposited into the escrow.


10     STATEMENTS AND REPORTS

       10.1 Reports to Accompany Payments. At the time that any payment is made to NS8 hereunder, such payment shall be accompanied or preceded by an accounting statement setting forth the following calculations and information in respect of such payment: (a) the actual number of Subscribers for each relevant period, (b) the actual number of Subscriber Transactions for the quarterly relevant period,
(c) the actual Retail Price charged and received for each Subscriber Transaction, and NS8 Revenue Share for each relevant period.



11     AUDIT

       11.1 NS8's Audit Rights. Licensee shall keep and maintain complete and accurate books of account and records at its principal place of business in connection with each of the Subscriber Transaction pertaining to Licensee's compliance with the terms hereof, including, without limitation, copies of the statements and other information referred to in Article 10 hereof. NS8 shall have the right, no more than once in any year of the Term, at NS8's cost (subject to the penultimate sentence of this Section 11.1), upon three (3) Business Days' prior written notice and during business hours to audit and check (either itself or by an independent third party) at Licensee's principal place of business, Licensee's books and records pertaining to the accuracy of the statements and other financial information delivered to NS8 by Licensee and the amount of the NS8 Revenue Share paid or payable hereunder and to ensure compliance with Article 10 hereof. Any statement or payment provided to NS8 which is not challenged by written notice to Licensee setting forth the specific grounds on which NS8 reasonably believes such statement or payment to be incorrect, shall be deemed to have been accepted by NS8 after twelve (12) months after the date of such statement or payment, and NS8 shall thereafter be barred from and hereby waives its right to pursue an audit or any claims with respect to such statements or payments. If an examination establishes an underpayment error in Licensee's computation of NS8 License Fees due with respect to any Subscriber Transaction, Licensee shall immediately pay the amount of underpayment. If such error is in excess of 10% of such NS8 Revenue Share due for the period covered by such audit, Licensee shall, in addition to making immediate payment of the additional NS8 Revenue Share due pay for the reasonable cost of audit for NS8.



12.    REPRESENTATIONS AND WARRANTIES


       12.1 Disclaimer. The Parties acknowledge and agree that, except as may otherwise be expressly set forth herein or provided under the provisions of a separate, binding written agreement between them, (i) each Party disclaims all representations and warranties with respect to any materials, information, or anything else provided to the other Party in connection with this Agreement except for accuracy of accounting and other data reported by Licensee to NS8 pursuant to this Agreement; (ii) in no event will a Party have any liability to the other Party for any damages whatsoever arising out of or in connection with this Agreement; and (iii) neither Party may make any public announcement regarding this Agreement and the business relationship between the Parties, including the discussions leading toward this business relationship, without obtaining the prior written consent from each Party except in situations where a Party is required to make any such public announcement pursuant to the laws, regulations or rules of any governing stock exchange or the Securities and Exchange Commission.


13.    NS8'S REPRESENTATIONS AND WARRANTIES

In reliance upon the representations made to NS8 by the Studio Licensors, and without limiting any other representation or warranty made by Licensee herein, NS8 hereby represents and warrants to Licensee that:

13.1 It has the full right, power and authority to enter into this Agreement and perform all of its obligations hereunder.



14.    LICENSEE'S REPRESENTATIONS AND WARRANTIES

Without limiting any other representation or warranty made by Licensee herein, Licensee hereby represents, warrants and covenants to NS8 that:

       14.1 It has the full right, power and authority to enter into this Agreement and perform all of its obligations hereunder;

       14.2 All Services shall comply with the restrictions and specifications set forth herein;


15.    INDEMNIFICATION

       15.1 Except as otherwise provided in this Agreement, NS8 shall indemnify, defend and hold harmless Licensee and its representatives (with respect to a party, its officers, directors, equity owners, employees and other representatives and its parents, subsidiaries and Affiliates and their officers, directors, equity owners, employees and other representatives (collectively, the "Representatives")) from and against any and all claims, damages, liabilities, costs and expenses, including reasonable outside counsel fees, arising from or in connection with the breach by NS8 of any of its representations, warranties, covenants or any material provisions of this Agreement. For the avoidance of doubt, any claim by a third party that the Software is infringing is within the scope of this Article 15.1, except to the extent that the claim of infringement arises from any modification to the Software made by Licensee (unless such modification is made upon the instruction of NS8) or from the use of the Software with other elements (unless such elements are used upon the instruction of NS8). Licensee shall promptly notify NS8 of any such claim or litigation. The failure to provide such prompt notice shall not diminish NS8's indemnification obligations except to the extent NS8 is actually prejudiced by such failure. In addition, NS8 shall not be required to indemnify Licensee or its Representatives for any claims resulting from Licensee distributing, downloading, selling, renting or otherwise using any Software or NS8's Documents or any other NS8 materials in a form other than as delivered or authorized by NS8, or otherwise permitted under this Agreement, or due to Licensee's unauthorized editing or modification of any Software or NS8's Documents or any other NS8 materials or Licensee's authorization of a third party to do any of the foregoing if in violation of the express terms of this Agreement.

       15.2 Except as otherwise provided in this Agreement, Licensee shall indemnify, defend and hold harmless NS8 and its Representatives from and against any and all claims, damages, liabilities, costs and expenses, including reasonable outside counsel fees, arising from or in connection with the breach of any representation, warranty or provision of this Agreement by Licensee. NS8 shall promptly notify Licensee of any such claim or litigation. The failure to provide such prompt notice shall not diminish Licensee's indemnification obligations except only to the extent Licensee is actually prejudiced by such failure.

       15.3 In any case in which indemnification is sought hereunder:

       15.3.1 At the indemnifying party's option, the indemnifying party may assume the handling, settlement or defense of any such claim or litigation. If the indemnifying party assumes the handling, settlement or defense of any such claim or litigation, the party to be indemnified shall cooperate in the defense of such claim or litigation, and the indemnifying party's obligation with respect to such claim or litigation shall be limited to holding the indemnified party harmless from any final judgment rendered on account of such claim or settlement made or approved by the indemnifying party in connection therewith, and expenses and reasonable attorneys fees of the indemnified party incurred in connection with the defense of such claim or litigation prior to the assumption thereof by the indemnifying party and any reasonable out-of-pocket expenses for performing such acts as the indemnifying party shall request. If the indemnifying party does not assume the handling, settlement or defense of any such claim or litigation, the indemnifying party shall, in addition to holding the indemnified party harmless from the amount of any damages awarded in any final judgment entered on account of such claim, reimburse the indemnified party for reasonable costs and expenses and reasonable attorneys fees of the indemnified party incurred in connection with the defense of any such claim or litigation; and

       15.3.2 The party seeking indemnification shall fully cooperate with the reasonable requests of the other party in its participation in, and control of, any compromise, settlement, litigation or other resolution or disposition of any such claim. The indemnifying party shall not consent to the entry of any final judgment in any action without the indemnified party's prior written approval.


16.    TERMINATION

       16.1 This Agreement shall continue in full effect for the Term unless terminated early in accordance with this Article 16. Subject to Section 16.5, upon the occurrence of a Licensee Termination Event (as defined below), NS8 may, in addition to any and all other rights which it may have against Licensee, immediately terminate this Agreement or any license with respect to any Software or other NS8 program by giving written notice to Licensee.

       16.2 As used herein, a "Licensee Event of Default" shall mean the occurrence of any of the following:

       16.2.1 Licensee (i) fails to timely perform or breaches any of its material obligations hereunder or otherwise materially breaches this Agreement,
(ii) fails to make timely payment of amounts due under this Agreement, other than and to the extent of only those amounts legitimately in good faith dispute, or (iii) assigns or otherwise transfers this Agreement in violation of this Agreement; or

       16.2.2 Upon (i) Licensee becoming unable to pay its debts; (ii) a petition being presented or a meeting being convened for the purpose of considering a resolution for the making of an administration order, the winding-up, bankruptcy or dissolution of Licensee; (iii) Licensee becoming insolvent; (iv) a petition under any bankruptcy or analogous act being filed by or against Licensee (which petition, if filed against Licensee, shall not have been dismissed by the relevant authority within thirty days thereafter); (v) Licensee executing an assignment for the benefit of creditors; (vi) a receiver being appointed for the assets of Licensee; (vii) Licensee taking advantage of any applicable bankruptcy, insolvency or reorganization or any other like statute; or (viii) the occurrence of any event analogous to the foregoing.

       16.3 As used herein a "Licensee Termination Event" shall mean (I) the occurrence of a curable Licensee Event of Default described in subclause 16.2.1 above that Licensee has failed to cure within thirty (30) days of written notice from NS8 of the occurrence of such default, (II) the occurrence of a non-curable Licensee Event of Default described in subclause 16.2.1 above (provided that any breach by Licensee of an agreement or deed under Article 22 shall be deemed a non-curable Licensee Event of Default) and (III) the occurrence of a Licensee Event of Default described in subclause 16.2.2 above. For the purposes of this Agreement, any Event of Default described in subclause 16.2.1(ii) above shall be considered "non-curable" Licensee Events of Default.

       16.4 Subject to Section 15.1, in the event NS8 materially defaults in the performance of any of its material obligations hereunder or NS8 becomes insolvent, or a petition under any bankruptcy act shall be filed by or against NS8 (which petition, if filed against NS8, shall not have been dismissed within thirty (30) days thereafter), or NS8 executes an assignment for the benefit of creditors, or a receiver is appointed for the assets of NS8, or NS8 takes advantage of any applicable insolvency or reorganization or any other like statute (each of the above acts is hereinafter referred to as a "NS8 Event of Default"), and NS8 fails to cure such NS8 Event of Default within thirty (30) days after delivery by Licensee to NS8 of written notice of such NS8 Event of Default, then Licensee may, in addition to any and all other rights which it may have against NS8, immediately terminate this Agreement by giving written notice to NS8.

       16.5 Licensee is entitled at any time to terminate this Agreement by giving 30 days advance written notice to NS8.

       16.6 Notwithstanding anything to the contrary contained in Sections 16.2,
16.3 or 16.4 or Article 22 hereof, no termination of this Agreement for any reason shall relieve or discharge, or be deemed or construed as relieving or discharging, any party hereto from any duty, obligation or liability hereunder which was accrued as of the date of such termination (including, without limitation, the obligation to pay any amounts payable hereunder accrued as of such date of termination).


17.    ASSIGNMENT

       17.1 Neither Party shall assign, transfer nor hypothecate its rights hereunder, in whole or in part, whether voluntarily or by operation of law (including, without limitation, by merger, consolidation or change in control), other than as a Permitted Assignment.


18.    NON-WAIVER OF BREACH; REMEDIES CUMULATIVE

       18.1 A waiver by either Party of any of the terms or conditions of this Agreement shall not, in any instance, be deemed or construed to be a waiver of such terms or conditions for the future or of any subsequent breach thereof. No payment or acceptance thereof pursuant to this Agreement shall operate as a waiver of any provision hereof. All remedies, rights, undertakings, obligations and agreements contained in this Agreement shall be cumulative and none of them shall be in limitation of any other remedy, right, undertaking, obligation, or agreement of either Party.


19.  NOTICES

       19.1 Except as otherwise expressly provided herein, all notices, statements and other documents desired or required to be given hereunder shall be in writing and shall be given by personal delivery, reputable overnight or courier delivery service or facsimile. All notices, statements and other documents shall be sent to:



If to NS8:          NS8 Corporation
                    1420 Fifth Avenue, 22nd Floor
                    Seattle Washington, USA 98101
                    Attention:  Internal Legal Services
                    Fax: 1.206.224.2880
                    Tel:  1.206.521.5986

With a copy to:     NS8 Corporation
                    #200 - 1311 Howe Street,
                    Vancouver, British Columbia V6Z 2P3
                    Attention:  Corporate-Legal Department
                    Fax No.:  +604-677-7011

If to Licensee:     True Digital Entertainment Company Limited.
                    25th Floor, 1 Fortune Town, Ratchadaphisek Road
                    Khwaeng Din Daeng, Khet Din Daeng, Bangkok 10400Thailand
                    Attention: Director, Broadband, Broadcasting and Multimedia

With a copy to:     True Corporation
                    25th Floor, 1 Fortune Town, Ratchadaphisek Road
                    Khwaeng Din Daeng, Khet Din Daeng, Bangkok 10400
                    Thailand
                    Attention: Director, Broadband, Broadcasting and Multimedia

And to:             True Corporation Public Company Limited
                    18 True Tower
                    Ratchadaphisek Road
                    Huai Khwang
                    Bangkok 10310, Thailand
                    Attention:  Associate General Counsel, Supplier Management


(or at such other address as may be designated in writing by either Party). Notice given by facsimile shall be deemed given on the Business Day of receipt, as evidenced by the confirmation sheet thereof; notice given by personal delivery shall be deemed given upon delivery and notice given by overnight delivery or courier service shall be deemed given the third Business Day following the Business Day of delivery to the overnight delivery service.


20.  GOVERNING LAW

       20.1 This Agreement shall be interpreted and construed in accordance with the laws of California State with the same force and effect as if fully executed and to be fully performed therein without giving effect to its conflicts of laws, principles or rules and shall be exclusively submitted to the Federal and State courts of California State, USA.


21.  FORCE MAJEURE

       21.1 Neither Party shall in any manner whatsoever be liable or otherwise responsible for any delay or default in, or failure of performance resulting from or arising out of or in connection with any "Event of Force Majeure", and no such delay, default in, or failure of performance shall constitute a breach by either Party hereunder. For purposes of this Agreement, an "Event of Force Majeure" in respect of a Party shall mean any reasonably unforeseeable act, cause, contingency or circumstance beyond the reasonable control of such party, including, without limitation, any governmental action, nationalization, expropriation, confiscation, seizure, allocation, embargo, prohibition of import or export of goods or products, regulation, order or restriction (whether foreign, federal or state), war (whether or not declared), civil commotion, disobedience or unrest, insurrection, public strike, riot or revolution, fire, flood, drought, other natural calamity, damage or destruction to plant and/or equipment, or any other accident, condition, cause, contingency or circumstance (including without limitation, acts of God or terrorism within or without the United States), but shall not include an inability to pay for whatever reason. The non-performing Party shall, however, provide notice of such cause preventing or delaying performance, shall resume its performance as soon as practicable and shall use all reasonable efforts to avoid and to mitigate harm to the other Party resulting from such delay or inability to perform. The other Party may terminate this Agreement upon notice if such non-performance has continued for a period of thirty (30) days.


22.  CONFIDENTIALITY

       22.1 Communications. All communications between the Parties or their affiliates or any of them in respect of this Agreement or the transactions contemplated by this Agreement and all proprietary information and other proprietary material (whether such Party's or another party's proprietary or confidential information or material) supplied to or received by any of them from the others which is either marked "confidential" or is by its nature intended to be exclusively for the knowledge of the recipient alone shall be kept confidential by the recipient unless such information (a) is available to a member of the public through no act or omission on the part of the recipient,
(b) was available to the recipient on a non-confidential basis from a source other than a party hereto, provided that to the recipient's knowledge after due inquiry, such source is not bound by any obligation of confidentiality with respect to such information or the disclosure thereof, (c) has been independently acquired or developed by the recipient without violating any of its confidentiality obligations hereunder, or (d) has been specifically approved in writing by the disclosing Party for use or dissemination by the recipient. If a Party or its affiliate is compelled to disclose confidential information obtained hereunder by judicial or administrative procedures or in the opinion of its counsel, by other requirements of law, or if such confidential information is required to be disclosed for the enforcement of the recipient's rights as a party under this Agreement, then in each such circumstance, this confidentiality obligation shall cease only to the extent required under the respective circumstances. For the purposes of clarification, each Party to this Agreement agrees that this Agreement and all of the terms and conditions hereof may be disclosed by a Party without the consent of the other Party as required by applicable rules and regulations of any governing stock exchange or Securities and Exchange Commission.

       22.2 Notwithstanding Termination. The obligations of any Party contained in this Article 22 shall endure for the term of this Agreement and shall continue for two (2) years thereafter. The Parties acknowledge the competitive value and confidential nature of the confidential information to be disclosed and that damage could result to the disclosing Party if confidential information is disclosed to any third party or used by any Party other than the disclosing Party. Further, the Parties acknowledge that if the receiving Party shall violate the provisions of this Article 22, the disclosing Party may suffer immediate and irrevocable harm for which damages may be an inappropriate and/or inadequate remedy and the Parties further agree that in the event of a breach or a threatened breach of any provision of this Article 22, the disclosing Party shall be entitled and each of the Parties hereby consents to the issuance, in Thailand, or at the election of the disclosing Party elsewhere, of a temporary restraining order, preliminary and permanent injunction, without bond, restraining and enjoining the said breach or violation by the receiving Party and any other person or entity which may be acting in concert with the receiving party to whom the confidential information may have been disclosed.

       22.3 No announcement. The Parties shall not make any announcements or press releases in respect of this Agreement or the transactions contemplated herein without the prior written consent of both Parties, save as may be required by law or the applicable rules and regulations of any applicable stock exchange. Where such an announcement is required to be made, the Party so required to make the announcement shall notify the other Party of this requirement as soon as practicable and shall discuss with them in good faith the content and wording of such announcement.


23.    LIMITATION OF LIABILITY

       23.1   Neither   party  shall  be  liable  to  the  other  for   special,
consequential or incidental loss or for loss of profits.


24.      PRESUMPTIONS

       24.1 In interpreting the terms and conditions of this Agreement, no presumption shall be interpreted for or against a Party as a result of the role of such Party or such Party's counsel in the drafting of this Agreement.


25.      HEADINGS

       25.1 The titles of the Articles and Sections of this Agreement are for convenience only and shall not in any way affect the interpretation of this Agreement.


26.      ENTIRE UNDERSTANDING

       26.1 Except as otherwise expressly provided for in this Agreement, this Agreement includes the entire understanding of the Parties with respect to the subject matter hereof, and all prior agreements (written or oral) with respect to such subject matter have been merged herein. No representations or warranties have been made other than those expressly provided for herein. This Agreement may not be modified, except by a written instrument signed by the Parties, and this provision may not be waived except by written instrument signed by the Parties.


IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.



Signed on behalf of NS8 Corporation by:



/s/ Carl Segal
------------------
Name: Carl Segal
Title: Executive Vice President, Media Distribution & Deployment


Signed on behalf of True Digital Entertainment Company Limited by:



/s/ Ardkit Suntornwat                             /s/ Noppadol  Dej-Udom
------------------------------                   -------------------------------
Name:    Mr. Ardkit Suntornwat                   Name: Mr. Noppadol  Dej-Udom
Title:   Authorized Director                     Title:   Authorized Director


Witness /s/ Pichit Thanyodom
-------------------------------
Name: Mr. Pichit Thanyodom
Title: Director




                                  SCHEDULE "A"
                MASTER SOFTWARE LICENSE AND DEVELOPMENT AGREEMENT
                -------------------------------------------------

                                 STANDARD TERMS
                                 --------------

General Terms                   Ref:

Term                            4.1  Three (3) Years from the time of commercial
                                     launch of the Music Manager including
                                     specific DRM reporting features.

Service                         1.8  Upon  commercial  launch  of the  Music
Commencement Date                    Manager    including    specific    DRM
                                     reporting features.

Territory                  1.14/4.2  Thailand


Financial Terms


Payment of NS8 Revenue          6.1 Licensee  shall pay NS8's revenue  share
-----------------------             (exclusive of value added tax) to NS8 on a
Share                               quarterly  basis  at the  rate  of  four
-----                               percent (4.0%) of the Net Revenue  derived
                                    from all of the charges  actually  collected
                                    from    Subscribers   in   respect   of
                                    Subscriber Transactions.  "Net Revenue"
                                    shall mean the net amount of the Retail
                                    Price  received  after  allocations  of
                                    revenue  share to  appropriate  Content
                                    Owner has been deducted.


NS8 Bank Account Details        6.2 THE COMMERCE BANK OF WASHINGTON
                                    600  University  Street,   Suite  1525,
                                    Seattle,     Washington    98101    ABA
                                    #125008013 CREDIT TO THE ACCOUNT OF:
                                    Canonline Global Media Inc. (USA) - NS8
                                    Corporation Account #  001173618
                                    Reference:  License Fees




                                  SCHEDULE "B"
                MASTER SOFTWARE LICENSE AND DEVELOPMENT AGREEMENT
                -------------------------------------------------

                 Confidential External Client Custom Development
                 Derived From: Memorandum Schedule "B" Work Order 112805.11

0.0    Project Name:
       -------------

Music Manager Version 1.0

1.0    Development Type:
       -----------------

Custom  Software  architecture,  engineering  and design  development  including
database  integration  to  Licensee's  existing   infrastructure  at  Licensee's
facilities.

2.0    Description of Platform:
       -----------------------

iWave download/management, transaction authentication, verification and DRM reporting engine to be modified and private branded to Licensee's requirements. Final product will be a client-side downloaded and installed software.

3.0    Primary Software Operating System:
       ----------------------------------

First Release - Windows XP, 2000 OS.

4.0    Custom Development Functions & Features:
       ----------------------------------------

See Licensee's specification requirements as attached to this Agreement as Schedule "C". Final Schedule "C" specifications will be mutually agreed to by NS8 and Licensee prior to actual commencement of development work. During Phase I, Licensee will provide and discuss in detail with NS8 development group for final development authorization, specifications that will include but will not be limited to:

1.       Database architecture for pre-development planning for integration;
2.       Reporting functions and features including layout architecture; and
3.       Consumer Interface - Player graphic framework, design and architecture.

5.0    Proprietary Features & Components under License:
       ------------------------------------------------

      [] (3  Years) NS8-iWave  Transaction  &  Authentication  Engine
      [] (3 Years) NS8-SPI  WINDRM  process  Reporting  and License Rules Engine
      [] (3 Years) NS8-SPI  Reporting & User  Behavior  Engines
      [] (3 Years)  NS8-iWave  User nterface Framework & Skin Integration

6.0    Terms and Conditions to License:

As provided for in Section 4.1 of this Agreement.

7.0      Time of Delivery:
         -----------------

As provided for in Section 7.1 of this Agreement.

8.0    Delivery Guarantee & Special Conditions:
       ----------------------------------------

As provided for in Section 7.2 of this Agreement.

                                  SCHEDULE "B"
                                  ------------


9.0    Exclusivity:
       ------------

As provided for in Section 4.2 of this Agreement.

10.0   Estimated Development Phases:
       -----------------------------


Architectural Specifications Meeting
  and Development                             Licensee/NS8 Conference  Phase I
Music Manager Custom Development              NS8 Development Team     Phase II
Parallel Graphic Design & Skin Integration    NS8 Development Team     Phase II
Pre-Delivery Testing (Remote Simulation
  Environment)                                NS8 Facilities           Phase III
Delivery, Installation, Integration
  Testing (On-site)                           NS8/Licensee Facilities   Phase IV

On-site Installation Engineers Required:      2 (personnel).
------------------------------------------------------------

11.0   NS8 Licensing Costs to Components:
       ----------------------------------

Revenue Share

As provided for in Section 6.1 and Schedule "A" of this Agreement.

12.0   NS8 Annual Technical Support:
       -----------------------------

NS8 Installation Personnel (1 Senior Engineer
 & 1 DB Senior Architect)                             $0 (for 3 years) (note 1.)
                                                                       ---------
(Development Fee includes all initial installation
& test completion)
(Includes travel and accommodation costs for both personnel as necessary ("Travel Costs").

Additional time after 1 business week:                $600 USD per day (note 2.)
                                                                        --------

(Includes both personnel and accommodation costs)

Personnel Labor Costs of On-Site Attendance:            $0 per day (3 years)

(Note 1.) Anytime during the 3-year period, Licensee may request for NS8 architects or engineers to be on-site at its facilities for technical or upgrade installation support. Licensee must provide a minimum of 3 Business Days notice for this request. Licensee will be responsible for flight and accommodation costs and those Travel Costs will be mutually agreed to prior to implementation. This does not apply during the initial installation period.

(Note 2.) Anytime during the 3-year period, NS8 will only charge additional on-site "Attendance time" should the on-site request exceed 5 business days.

13.0   NS8 Custom Modifications after First Release:
       ---------------------------------------------

NS8 -Music Manager Feature upgrades as necessary:               $0 (for 3 years)

o Allow for 2 minor upgrades per year to Music Manager to be mutually defined.
o Allow for 1 major upgrade per year or new version redeployment to be mutually defined.

NS8 - Remote Engineering and Version Support:                   $0 (for 3 years)

o      Unlimited on-phone or remote technical support as necessary.

o      Up to 3 On-Site Attendance requests per year (see note 1. and 2.)

NS8 - Licensed Component Feature upgrades as necessary:         $0 (for 3 years)

o      Continuous upgrade and or new release support when available

o      Continuous  component  maintenance  as  necessary.

                                  SCHEDULE "B"
                                  ------------

14.0   NS8 Custom Development for First Release:
       -----------------------------------------

"Contract Price" for NS8 Custom Development for First Release
based on the Specifications provided as in Schedule "C":        $101,000 USD

Payment Frequency: 30% of Contract Price upon issue of Licensee's Purchase Order
------------------
                   70% of Contract Price upon completion of successful testing period of the Music Manager. The testing period of the Music Manager shall not exceed 60 days for final sign off after installation of the Music Manager.
                   10% of the final payment may be withheld until the warranty period has expired.

15.0   Warranty Period
       ---------------

As provided for in Section 5.1 of this Agreement.

16.0   NS8 Bond
       --------

16.1 Within ten (10) Business Days after the issuance of the Purchase Order, NS8 shall deliver to Licensee an advance payment bond in an amount equal to thirty percent (30%) of the Contract Price (issued by a commercial bank in Thailand acceptable to Licensee). The advance payment bond shall be in the form set forth in Appendix 1 to this Schedule "B", and be valid through completion of successful testing period of the Music Manager.

16.2 Upon being satisfied that no claims are outstanding hereunder and that the period within which claims may be made has expired, Licensee shall return such bond to NS8.

16.3 If at any time the amount of the bond is lower than that required by sub-clause (A), by any reason whatsoever, at its own expense NS8 shall replace it with another or supplement it to satisfy the conditions of sub-clause (A).

                                   APPENDIX 1

                                  FORM OF BOND

                              ADVANCE PAYMENT BOND


To:      True Digital Entertainment Company Limited
         1 Fortune Tower, 25th Floor
         Ratchadaphisek Road
         Din Dang, Bangkok 10400 Thailand

Dear Sirs,

IN CONSIDERATION of your entering into a contract [?], dated [?], 2006 (the "Agreement") with NS8 Corporation ("NS8") for the software license and development agreement for Music Manager (as defined in the Agreement) and your agreeing to make an advance payment thereunder (the "Advance Payment"), we, [?], hereby undertake to pay to you, on receipt of your first demand on us in writing, stating that NS8 has become liable to pay to you under the Agreement the sum stated in the demand, or stating that by reason of any breach by NS8 of the Agreement the sum stated in such demand is due to you, the US$ sum(s) (up to the maximum amount in proviso (2) below) stated in such demand.

PROVIDED THAT

       (1) This undertaking is made only to you, your successors in title and your assignees as permitted hereby.

       (2) Our liability hereunder shall be limited to a sum or sums not exceeding in aggregate [? USD] and claims hereunder may not be made after expiry of the period ending thirty (30) days after the completion date of successful testing period of the Music Manager (as notified by you to us) This undertaking shall be void in respect of claims made after the expiry of such period whether returned to us or not.

       (3) Any demand hereunder shall certify the amount of the Advance Payment outstanding under the Agreement on the date of the demand.

       (4) This bond shall not be affected, discharged or released by any act, omission, matter or thing which but for this provision might operate to release or otherwise exonerate us from our obligations hereunder in whole or in part, including but not limited to, and whether known to us or you:

       (a) any time or waiver granted to NS8 or any other person; or

       (b) any taking, variation, compromise, renewal or release of, or any refusal or neglect to perfect or enforce, any rights, remedies or securities against NS8 or any other person; or

       (c) any legal limitation, disability or incapability relating to NS8 or any other person; or

       (d) any variation of or amendment or supplement to the Agreement or the works to be performed thereunder or any other document or security so that references in this bond to the Agreement shall include each such variation, amendment or supplement; or

       (e) any unenforceability, invalidity or frustration of any obligations of NS8 or any other person under the Agreement or any other document or security or by any other circumstances which might operate as a release of a guarantor.

(5) All payments hereunder shall be made free and clear of, and without deduction for or on account of, any present or future taxes, duties, charges, fees deductions or withholdings of any nature whatsoever and by whomsoever imposed.

(6) The benefit of this bond may be assigned without our consent by way of security to or at the direction of those providing credit facilities to you. You will notify us of the identity of any person to whom this bond is assigned in accordance with this proviso.




Dated this ___ day of ___, 2006.

                                  SCHEDULE "C"
                MASTER SOFTWARE LICENSE AND DEVELOPMENT AGREEMENT
                -------------------------------------------------

                                  MUSIC MANAGER
                                  -------------

Music Client Requirements

DRM Technology/standard

       o      Microsoft Window Media Player for Desktop PC
       o      Janas (Window Media DRM 10.0) for portable player
       o      OMA for Mobile phone

Desktop O/S       Windows XP, Windows2000

DRM Control

o      Subscription

       o Unlimited download to PC during Subscription Period (e.g. monthly, quarterly, 6 months, 1 year). Subscriber will be allowed to play downloaded songs off-line during Subscription Period and need to connect to TrueWorld.net at least once at the end of subscription in order to renew the DRM license.
       o Unlimited download to PC and transferable (with limited number of transfer) to either portable (MP3) player or mobile (music) phone during Subscription Period. Subscriber will be allowed to play downloaded songs off-line during Subscription Period and need to connect to TrueWorld.net at least once at the end of subscription in order to renew the DRM license for both desktop PC and portable player / mobile (music) phone.
       o Provide an option for customer who subscribe monthly unlimited download to purchase song at special rate and allow to burn this song onto CD.
       o      Example

              |X| Pay 85 Baht/month - allow unlimited download to PC for off-line playing
              |X| Pay 100 Baht/month - allow unlimited download to PC for off-line playing and be able to transfer songs to portable player (with limited number of transfer)
              |X| Subscribe to unlimited download package (either 85 or 100 Baht/month) get special privilege to purchase song for CD burning at special rate 25 baht/song. Normal rate is 35 Baht/song.

o      Per Song / per event
o Purchase and download song to PC, customer allow to play the purchased song on his/her PC off-line and keep it forever (or within specific period)
o Purchase and download song to PC and song can be transferred (with limited number of transfer) to portable player and/or mobile (music) phone and keep it forever (or within specific period) o Example

       |X| Pay 10 Baht/song - allow to play this song (off-line) only on PC for 3 months
       |X| Pay 12 Baht/song - allow to play song (off-line) on PC and transfer song to portable player/mobile phone and keep it for 3 months
       |X| Pay 15 bath/song - allow to play song (off-line) on PC and transfer song to portable player/mobile phone and keep it forever.


                      SCHEDULE "C" -Music Manager

Other Features

       o      Juke Box (off-line) features
       o      Customized Playlist o Changeable skin
       o Automatic renew DRM license for all songs kept in Juke Box on subscription renewal

       o      Add/delete song to juke box
       o      Volume control
       o      Forward, back, repeat features
       o Slide bar (to allow customer to play song at specific location similar to Window media player)
       o Display elapsed time and duration of each song and for the selected playlist
       o      Two standard sizes (default and small)
       o      Sorting features

                |X|      By Artist
                |X|      By Album
                |X|      By downloaded date
                |X|      By Genre
                |X|      By Song
                |X|      By most recently play

       o Allow Subscriber to connect to TrueWorld music and offer remember user id and password feature.
       o Transfer button to allow Subscriber to transfer songs/playlist to portable player/ mobile
       o      Control maximum number of songs in juke box
       o      Charging Features


              o Postpaid customer charging by bill cycle (first month is pro rata)
              o Prepaid customer charging before start using service for each subscription period e.g. 30days for monthly, 90 days for quarterly, etc.


o        On-line Features


       o Integrated to TrueWorld Music station at www.trueworld.net while connect on-line (use client as user interface while listening to the on-line music at True World)


o        Reporting Features

       o Collect information of song downloaded to client during the previous month (back catalog) for reconciliation with music labels. For example: Customer downloaded song during previous month 150 songs, deleted 20 songs and balance at end of Subscription Period is 130 songs.
       o Collect download information during the month for revenue sharing with music labels. Provide the summary of new download and the back catalog for revenue sharing and reconciliation with music labels.
       o Collect customer statistic for CRM and upload info during on-line connection
       o Display warning message (configurable) 7 days before subscription expires


                                  SCHEDULE "D"
                MASTER SOFTWARE LICENSE AND DEVELOPMENT AGREEMENT
                -------------------------------------------------


                A PROTOTYPE OF NS8'S DESIGN FOR THE MUSIC MANAGER